                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement          [   ]  CONFIDENTIAL, FOR USE OF THE
                                                   COMMISSION ONLY (AS PERMITTED
                                                   BY RULE 14A-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12


                             TUSCARORA INCORPORATED
--------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

[   ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.

[   ]  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:
                                                            ---------------

       (5) Total fee paid:
                           ------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
                                  ----------------------------------------
       (2) Form, Schedule or Registration Statement No.:
                                                        ------------------
       (3) Filing Party:
                        --------------------------------------------------
       (4) Date Filed:
                      ----------------------------------------------------

[ X ]  No fee required

                                 Tuscarora Logo

                                800 FIFTH AVENUE
                        NEW BRIGHTON, PENNSYLVANIA 15066

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               DECEMBER 16, 1999

To The Shareholders:

     The Annual Meeting of Shareholders of Tuscarora Incorporated (the "Company") will be held at the Pittsburgh Airport Marriott, Parkway West, Coraopolis, Allegheny County, Pennsylvania on Thursday, December 16, 1999 at 10:30 A.M., Pittsburgh time, for the purpose of considering and acting upon the following:

     (1) The election of three persons to serve as directors for a three-year term expiring at the annual meeting of shareholders in 2002;

     (2) The ratification of the appointment of Ernst & Young LLP as independent public accountants to audit the financial statements of the Company and its subsidiaries for the 2000 fiscal year; and

     (3) Such other business as may properly come before the Annual Meeting or any adjournment thereof.

                                           By Order of the Board of Directors,

                                                   Harold F. Reed, Jr.,
                                                        Secretary

New Brighton, Pennsylvania
November 16, 1999

                             YOUR VOTE IS IMPORTANT

YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE ANNUAL MEETING. THE GIVING OF YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING. PLEASE INDICATE ON THE PROXY YOU RETURN WHETHER OR NOT YOU WILL ATTEND THE MEETING.

November 16, 1999

                             TUSCARORA INCORPORATED
                                800 FIFTH AVENUE
                        NEW BRIGHTON, PENNSYLVANIA 15066

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                               DECEMBER 16, 1999

     This Proxy Statement is furnished to shareholders in connection with the solicitation by the Board of Directors of Tuscarora Incorporated (the "Company") of proxies in the accompanying form for use at the Annual Meeting of Shareholders of the Company to be held on December 16, 1999 and at any adjournment thereof. If a proxy in the accompanying form is duly executed and returned to the Company, the shares represented will be voted at the Meeting and, where a choice is specified, will be voted in accordance with the specification made. Any shareholder who gives a proxy has the power to revoke it by notice to the Secretary at any time before it is exercised. A later-dated proxy will revoke an earlier proxy, and shareholders who attend the Meeting may, if they wish, vote in person even though they have submitted a proxy, in which event the proxy will be deemed to have been revoked.

     The Company's Restated Articles of Incorporation (the "Articles") provide that the Company has the authority to issue 50,000,000 shares of Common Stock, without par value (the "Common Stock"), and 2,000,000 shares of Preferred Stock, par value $.01 per share. Only shares of Common Stock have been issued. As of the close of business on October 22, 1999, 9,406,386 shares of Common Stock were issued and outstanding.

     Holders of record of the Common Stock as of the close of business on October 22, 1999 have the right to receive notice of and to vote at the Annual Meeting. These shareholders are entitled to one vote for each share held on all matters to be considered and acted upon at the Meeting. Under the Company's Articles, the shareholders do not have cumulative voting rights in the election of directors.

     The Annual Report to Shareholders for the fiscal year ended August 31, 1999, which includes consolidated financial statements, is enclosed with this Proxy Statement.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     Under the proxy rules of the Securities and Exchange Commission (the "SEC"), a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered a beneficial owner of the security. Voting power includes the power to vote or direct the voting of shares, and investment power includes the power to dispose of or direct the disposition of shares. Shares as to which voting power and/or investment power may be acquired within 60 days are also considered as beneficially owned.

MANAGEMENT

     The following table sets forth information as of the close of business on October 22, 1999 with respect to the beneficial ownership of shares of the Company's Common Stock by (i) each director, (ii) each person named in the Summary Compensation Table included in this Proxy Statement and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes to the table, each person named has sole voting power and sole investment power with respect to the shares included in the table.

                                                          BENEFICIAL OWNERSHIP
                                                            OF COMMON STOCK
                                                        ------------------------
                                                        NUMBER OF       PERCENT
                         NAME                            SHARES         OF CLASS
                         ----                            ------         --------
Thomas S. Blair (1)...................................    206,857         2.20%
James H. Brakebill (1)(2).............................     66,958          .71%
David I. Cohen (1)(3).................................      5,558          .06%
Abe Farkas (1)(3)(4)(5)...............................    436,600         4.64%
Karen L. Farkas (1)(3)................................     22,000          .23%
Robert W. Kampmeinert (1)(4)(6)(7)....................     22,000          .23%
Jeffery L. Leininger (1)..............................      2,500          .03%
Brian C. Mullins (1)(2)(4)............................     77,231          .82%
David C. O'Leary (1)(2)(3)(4)(6)......................    188,191         1.99%
John P. O'Leary, Jr. (1)(2)(3)(4)(6)(8)...............    323,003         3.41%
Harold F. Reed, Jr. (1)(3)(4).........................     79,450          .84%
Thomas P. Woolaway (1)(3)(4)..........................    261,936         2.78%
All directors and executive officers of the Company as
  a group (11 persons) (1)............................  1,625,326        16.97%

---------------
(1) Includes shares covered by stock options as follows: Thomas S. Blair, 2,500 shares; James H. Brakebill, 46,650 shares; David I. Cohen, 2,500 shares; Abe Farkas, 2,500 shares; Karen L. Farkas, 2,500 shares; Robert W. Kampmeinert, 2,500 shares; Jeffery L. Leininger, 2,500 shares; Brian C. Mullins, 46,650 shares; David C. O'Leary, 35,250 shares; John P. O'Leary, Jr., 70,500 shares; Harold F. Reed, Jr., 2,500 shares and Thomas P. Woolaway, 2,500 shares. In computing the percentage ownership for each person and all directors and executive officers as a group, the shares covered by the stock options held by each person and the group are deemed outstanding. The table does not include stock options granted to the Company's executive officers which may become exercisable prior to October 26, 2005, depending on the stock price of the Company's Common Stock (see footnotes 3, 4, and 5 to the table "Option Grants in 1999 Fiscal Year"), and, accordingly, may or may not become exercisable within 60 days of October 22, 1999.

(2) Includes shares credited to their accounts under the Company's Common Stock Purchase Plan for Salaried Employees as follows: James H. Brakebill, 26 shares; Brian C. Mullins, 1,665 shares; David C. O'Leary, 1,758 shares and John P. O'Leary, Jr., 1,383 shares.

(3) Includes shares held jointly with their spouses, as to which voting power and investment power are shared, as follows: David I. Cohen, 3,058 shares; Abe Farkas, 133,200 shares; Karen L. Farkas, 750 shares; David C. O'Leary, 30,684 shares; John P. O'Leary, Jr., 16,368 shares; Harold F. Reed, Jr., 13,500 shares and Thomas P. Woolaway, 62,289 shares.

(4) Includes shares held by their wives as follows: Abe Farkas, 91,500 shares; Robert W. Kampmeinert, 1,500 shares; Brian C. Mullins, 7,230 shares; David
    C. O'Leary, 2,796 shares; John P. O'Leary, Jr., 592 shares; Harold F. Reed, Jr., 1,500 shares and Thomas P. Woolaway, 77,139 shares. Beneficial ownership of these shares is disclaimed.

(5) Includes 177,900 shares held by the wife of Abe Farkas as trustee under trusts for children and grandchildren. Beneficial ownership of these shares is disclaimed.

(6) Includes shares held in custodian accounts for children as follows: Robert
    W. Kampmeinert, 3,000 shares; David C. O'Leary, 14,475 shares and John P. O'Leary, Jr., 15,622 shares. Beneficial ownership of these shares is disclaimed.

(7) Includes 15,000 shares held by Parker/Hunter Incorporated. Beneficial ownership of these shares is disclaimed.

(8) Includes 120,285 shares held by the trust for the individual account defined contribution pension plans of the Company and its subsidiaries. John P. O'Leary, Jr. is a named fiduciary with respect to the trust and has sole power to direct the trustee as to the acquisition, disposition and voting of the Company's Common Stock held by the trust.

     The information in the table does not include 309,761 shares of the Company's Common Stock held by trusts created under the Will of John P. O'Leary, Sr., co-founder and former Chief Executive Officer of the Company. The children of John P. O'Leary, Sr.: John P. O'Leary, Jr., David C. O'Leary and Kerry O'Leary Zombeck, and their mother, Beverly J. O'Leary, are co-trustees of these trusts and share voting power and investment power.

OTHER BENEFICIAL OWNERS

     Information with respect to the only persons known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock as of October 22, 1999, is as follows:

                                                   BENEFICIAL OWNERSHIP
                                                     OF COMMON STOCK
                                                 ------------------------
                                                 NUMBER OF       PERCENT
               NAME AND ADDRESS                   SHARES         OF CLASS
               ----------------                  ---------       --------
Jack Farkas                                       486,000         5.17%
6315 Forbes Avenue
Pittsburgh, Pennsylvania 15212

T. Rowe Price Associates, Inc.                    828,700         8.81%
100 East Pratt Street
Baltimore, Maryland 21202

     Jack Farkas is the brother and uncle, respectively, of Abe Farkas and Karen
L. Farkas, both of whom are directors of the Company. Jack Farkas has sole voting power and sole investment power with respect to the shares included in the table. Of the shares, 198,000 are held by an irrevocable trust of which Jack Farkas is the sole trustee.

     T. Rowe Price Associates, Inc. ("Price Associates") is an investment advisor registered under the Investment Advisors Act of 1940. It advised the Company that the shares are owned by various individual and institutional investors which Price Associates serves as investment advisor with power to direct investments and/or to vote the shares. Included in the total shown are 725,000 shares (7.71% of the shares outstanding) owned by T. Rowe Price Small Cap Value Fund, Inc., a closed end mutual fund registered under the Investment Company Act of 1940. Price Associates advised the Company that although it is deemed to be a beneficial owner of the shares for purposes of the SEC reporting requirements, it expressly disclaims that it is, in fact, the beneficial owner of the shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file with the SEC reports of beneficial ownership and changes in beneficial ownership of the Company's Common Stock. These persons are required to furnish the Company with copies of all Section 16(a) reports they file. During the 1999 fiscal year, John P. O'Leary, Jr. made a late report with respect to the acquisition of 15,000 shares of the Company's Common Stock by the trust for the pension plans of the Company and its subsidiaries (see "Beneficial Ownership of Common Stock"). Based on written representations of its directors and executive officers and copies of the reports they filed, the Company believes that all other reports required to be filed under Section 16(a) by the Company's directors and executive officers since the beginning of the 1999 fiscal year were timely filed.

                             ELECTION OF DIRECTORS

     Three directors will be elected at the Annual Meeting to serve until the annual meeting of shareholders in 2002 and until their successors are elected. The Board of Directors has nominated Jeffery L. Leininger, David C. O'Leary and Thomas P. Woolaway and recommends a vote for their election. Each nominee has consented to be named as a nominee. Although all of the nominees are incumbent directors, David C. O'Leary is an incumbent director in the class of directors whose term expires at the annual meeting of shareholders in 2000. Thomas S. Blair, an incumbent director in the class of directors whose term expires in 1999 (at the Annual Meeting), has informed the Company that he intends to retire from the Board upon the expiration of his term. In order to cause the directors in each class to be as nearly equal in number as possible, David C. O'Leary has been nominated by the Board to serve as a director in the class of directors to be elected at the Annual Meeting upon which event he would be a member of the class of directors whose term expires in 2002 rather than a member of the class of directors whose term expires in 2000.

     Unless authority to so vote is withheld, it is intended that the proxies solicited by the Board of Directors will be voted "for" the election of the three nominees. In the event that at the date of the Annual Meeting any of the nominees should for any reason not be available for election, the proxies solicited by the Board will be voted for the election of the other nominees and such substitute nominees as shall be designated by the Board.

     The Board of Directors does not have a nominating committee. The Company's Articles provide that nominations for the election of directors at a meeting of shareholders may be made only by the Board, a committee of the Board or a shareholder of record entitled to vote in the election of the directors to be elected; provided, however, that a nomination may only be made by a shareholder of record at a meeting of shareholders if written notice that the nomination is to be made is received by the Secretary of the Company prior to the meeting. In the case of an annual meeting, the written notice must be received 90 days prior to the anniversary date of the immediately preceding annual meeting and must contain certain information with respect to the nominee as set forth in the Articles. Information with respect to the nominating procedure may be obtained by a shareholder from the Secretary of the Company. No written notice that a nomination would be made by a shareholder at the Annual Meeting was received by the Company.

     Information with respect to the nominees and the other directors whose terms of office will continue after the Annual Meeting is set forth in the following table. The nominees and other directors have held the positions shown for more than five years unless otherwise indicated.

                                    DIRECTOR                      PRINCIPAL OCCUPATION OR
               NAME                  SINCE                    EMPLOYMENT; DIRECTORSHIPS; AGE
               ----                  -----                    ------------------------------
Nominees for a term expiring
  in 2002:
Jeffery L. Leininger                  1996           Vice Chairman, Mellon Bank, N.A. (national bank),
                                                     Pittsburgh, Pennsylvania since February 1996;
                                                     Executive Vice President and Department Head,
                                                     Mellon Bank, N.A., prior to February 1996; Age 53

David C. O'Leary                      1985           Senior Vice President and Chief Operating Officer
                                                     of the Company since October 1998; Vice President
                                                     and Chief Operating Officer of the Company from
                                                     May 1997 to October 1998; Vice President, Sales
                                                     and Marketing of the Company from April 1994 to
                                                     May 1997; Age 50

Thomas P. Woolaway                    1962           Retired Chief Operating Officer of the Company;
                                                     Vice Chairman of the Board of Directors of the
                                                     Company; Age 68

                                    DIRECTOR                      PRINCIPAL OCCUPATION OR
               NAME                  SINCE                    EMPLOYMENT; DIRECTORSHIPS; AGE
               ----                  -----                    ------------------------------
Continuing directors with a term
  expiring in 2000:
Karen L. Farkas                       1994           Chief Operating Officer and Treasurer of Heart
                                                     Smart Foods Ltd. (wholesaler of specialty foods),
                                                     Alberta, Canada; Tutor and seminar instructor in
                                                     corporate finance, investments and individual
                                                     finance at Athabasca University, Alberta, Canada;
                                                     Age 51

Robert W. Kampmeinert                 1994           Chairman, President and Chief Executive Officer
                                                     of Parker/Hunter Incorporated (investment banking
                                                     firm), Pittsburgh, Pennsylvania; Director of
                                                     Tollgrade Communications, Inc.; Age 56

Harold F. Reed, Jr.                   1969           Senior Partner of Reed, Luce, Tosh, Wolford and
                                                     Douglass (law firm), Beaver, Pennsylvania;
                                                     Secretary of the Company; Director of SkyBank;
                                                     Age 72

Continuing directors with a term
  expiring in 2001:
David I. Cohen                        1993           Director of Cohen & Grigsby, P.C. (law firm),
                                                     Pittsburgh, Pennsylvania since September 1, 1999;
                                                     Partner of Titus & McConomy LLP (law firm),
                                                     Pittsburgh, Pennsylvania from July 1995 to August
                                                     31, 1999; Partner of Reed Smith Shaw & McClay LLP
                                                     (law firm), Pittsburgh, Pennsylvania prior to
                                                     July 1995; Age 48

Abe Farkas                            1962           Retired; formerly owner of Beaver Super Market,
                                                     Beaver, Pennsylvania; Age 83

John P. O'Leary, Jr.                  1974           President and Chief Executive Officer of the
                                                     Company (also Chairman of the Board of Directors
                                                     of the Company); Director of Matthews
                                                     International Corporation; Age 52

     During the 1999 fiscal year, there were seven meetings of the Board of Directors. Average attendance at those meetings was 98.6%.

VOTE REQUIRED

     Only affirmative votes are counted in the election of directors. The three nominees for election as directors at the Annual Meeting who receive the highest number of votes cast for the election of directors by the holders of the Company's Common Stock present in person or voting by proxy, a quorum being present, will be elected as directors.

COMMITTEES OF BOARD OF DIRECTORS

     The Board of Directors has an Executive Committee, a Compensation Committee and an Audit Committee.

     The members of the Executive Committee are John P. O'Leary, Jr. (Chairman), Thomas S. Blair, David C. O'Leary, Harold F. Reed, Jr. and Thomas P. Woolaway. The Committee may exercise all the power and authority of the Board in the management of the affairs of the Company except for matters expressly reserved by law for Board action. It is intended that the Committee will meet only infrequently as necessary between regular meetings of the Board. The Executive Committee did not meet during the 1999 fiscal year.

     The members of the Compensation Committee are Robert W. Kampmeinert (Chairman), Thomas S. Blair, Harold F. Reed, Jr. and Thomas P. Woolaway. The Committee recommends to the Board the base salary of the Company's executive officers and the grant of stock options under the Company's stock option plans. For the 1998 and 1997 fiscal years, the Committee recommended to the Board the bonuses of the Company's executive officers. In addition, beginning with the 1999 fiscal year, the Committee administers the Company's Annual Incentive Bonus Plan and recommends to the Board the bonuses to be paid thereunder to executive officers. The Committee also administers the Company's Common Stock Purchase Plan for Salaried Employees and designates the participants and levels of participation under the Company's Supplemental Executive Retirement Plan. The Committee also makes recommendations to the Board with respect to director compensation, including the grant of stock options to non-employee directors, and administers the Company's Deferred Compensation Plan for Non-Employee Directors. During the 1999 fiscal year, there were three meetings of the Compensation Committee.

     The members of the Audit Committee are David I. Cohen (Chairman), Abe Farkas, Karen L. Farkas and Jeffery L. Leininger. The responsibilities of the Committee include assuring direct and open lines of communication between the Board of Directors and the Company's accounting personnel and independent public accountants and reviewing the annual financial statements of the Company and its subsidiaries with the management of the Company and the independent public accountants. The Committee verifies the independence of the independent public accountants, recommends to the Board the retention or selection of the independent public accountants, reviews the quality and depth of staffing in the Company's financial, accounting and internal audit departments and reviews proposed changes in accounting principles as they may materially affect the Company. During the 1999 fiscal year, there were two meetings of the Audit Committee.

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company receives an annual retainer of $5,000. Non-employee directors who serve on the Executive Committee also receive an annual fee of $1,500 and non-employee directors who serve as Chairmen of Board Committees also receive an annual fee of $1,000. In addition, non-employee directors receive $1,500 for each Board meeting and $750 for each meeting of the Compensation Committee and Audit Committee they attend. Non-employee directors receive reimbursement for travel expenses to attend Board and Committee meetings. Directors who are employees of the Company do not receive compensation for serving as a director.

     The Company maintains a Deferred Compensation Plan for Non-Employee Directors which permits Directors who are not employees of the Company to defer the payment of compensation earned for services as a director until after termination of service. Participants may defer the payment of compensation into a bookkeeping account which credits the participant with phantom share units of the Company's Common Stock or into a bookkeeping account to which interest is credited. The number of phantom share units credited is the amount of compensation deferred divided by the fair market value of the Company's Common Stock on the date of deferral. Three non-employee directors have elected to defer all or part of their compensation into a phantom share account. As cash dividends are paid, additional phantom share units are credited to the account. Payments of the value of an account are made by the Company in cash after the participant ceases to be a director at the election of the participant in a lump sum or in up to ten annual installments.

     The Company's 1997 Stock Incentive Plan provides for the grant of stock options to non-employee directors. On October 26, 1998, each non-employee director was granted a stock option to purchase 2,500 shares of the Company's Common Stock at $12.82 per share. The stock options became exercisable on October 26, 1999 and expire on October 25, 2008. The exercise price may be paid in cash, in shares of the Common Stock which have been held for at least one year or in any combination of cash and such shares.

     The Company also has a retirement plan for directors who are not current or former employees of the Company. Under the plan, retirement benefits are paid to any director whose service as a director has terminated, who is 60 years of age or older and who has completed at least five years of service on the Board at the time of termination of service. The retirement benefit is an amount equal to 50% of the annual retainer and Board meeting fees paid each year to active non-employee directors. Payments are made at the same time as payments are made to the active non-employee directors. The benefits commence immediately upon termination of service and terminate upon the earliest to occur of (i) the expiration of a period of time equal to the length of time the retired director served on the Board, (ii) the death of the retired director or (iii) the tenth anniversary of the date on which service as a director terminated. There are no survivor benefits payable under the plan.

COMPENSATION OF EXECUTIVE OFFICERS

     Compensation. The following table sets forth information concerning the compensation paid for services rendered in all capacities to the Company and its subsidiaries for the last three fiscal years to those persons who were at August 31, 1999, the Chief Executive Officer of the Company and the Company's other executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                              COMPENSATION
                                                                              ------------
                                            ANNUAL COMPENSATION                  AWARDS
                                -------------------------------------------   ------------
                                                                  OTHER        SECURITIES
                                                                  ANNUAL       UNDERLYING     ALL OTHER
                                FISCAL    SALARY     BONUS     COMPENSATION     OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION(1)   YEAR     ($)(2)     ($)(3)       ($)(4)         (#)(5)         ($)(6)
------------------------------  ------   --------   --------   ------------   ------------   ------------
John P. O'Leary, Jr.             1999    $282,000   $141,900       $--          100,000        $22,570
  President and                  1998     272,000     75,000        --           15,000         22,640
  Chief Executive Officer        1997     262,000    105,000        --           15,000         21,251
David C. O'Leary                 1999     206,000     86,400        --           65,000         19,333
  Senior Vice President and      1998     185,000     45,000        --            7,500         19,505
  Chief Operating Officer        1997     170,000     54,000        --            7,500         18,332
Brian C. Mullins                 1999     182,000     68,700        --           40,000         22,435
  Senior Vice President,         1998     176,000     40,000        --            7,500         22,475
  Chief Financial Officer        1997     170,000     54,000        --            7,500         21,246
  and Treasurer
James H. Brakebill               1999     182,000     61,000        --           40,000         22,555
  Senior Vice President,         1998     176,000     40,000        --            7,500         22,615
  Manufacturing Services         1997     170,000     54,000        --            7,500         21,454

---------------
(1) The titles of David C. O'Leary, Brian C. Mullins and James H. Brakebill were changed from Vice President to Senior Vice President in October 1998. David
    C. O'Leary became Chief Operating Officer in May 1997. Mr. Brakebill ceased being an executive officer at the end of the 1999 fiscal year but continues as a part-time employee with the title of Senior Technical Advisor.

(2) Represents base salary and includes the tax deferred contributions made by the Company on behalf of the executive officers under the Company's Section 401(k) Plan for Salaried Employees.

(3) Bonuses for the 1999 fiscal year represent amounts calculated under the Company's Annual Incentive Bonus Plan and recommended to the Board of Directors by the Compensation Committee. The Annual Incentive Bonus Plan provides for the establishment of financial targets and the payment of bonuses to, among others, executive officers depending on the extent to which such targets are achieved. Bonuses for the 1998 and 1997 fiscal years represent cash bonuses awarded to the executive officers by the Board, on the recommendation of the Compensation Committee, following the end of each fiscal year (see "Compensation Committee Report on Executive Compensation").

(4) The dollar value of perquisites and other personal benefits is required to be disclosed in this column in accordance with the rules of the SEC regarding the disclosure of compensation of executive officers if the amount for any executive officer equals or exceeds $50,000 or 10% of the total of annual salary and bonus. The dollar value of the perquisites and other personal benefits did not exceed the threshold amount for any of the executive officers named for any of the fiscal years covered in the table.

(5) Represents the number of shares of the Company's Common Stock for which stock options were granted during the fiscal year. The stock options granted during the 1999 fiscal year were granted under the Company's 1997 Stock Incentive Plan and the stock options granted during the 1998 and 1997 fiscal years were granted under the Company's 1989 Stock Incentive Plan.

(6) This column includes employer contributions for the accounts of the named executive officers under (i) the Company's individual account defined contribution pension plan for salaried employees, (ii) the Company's Section 401(k) Plan for Salaried Employees and (iii) the Company's Common Stock Purchase Plan for Salaried Employees. For the 1999 fiscal year, the breakdown of the employer contributions among the plans is as follows:

                                        PENSION      SECTION       COMMON STOCK
                   NAME                  PLAN      401(K) PLAN     PURCHASE PLAN
                   ----                 -------    -----------    ---------------
    John P. O'Leary, Jr...............  $20,800      $1,410            $360
    David C. O'Leary..................   17,600       1,373             360
    Brian C. Mullins..................   20,800       1,395             240
    James H. Brakebill................   20,800       1,395             360

     Option Grants. The following table sets forth as to the persons named in the Summary Compensation Table additional information with respect to the stock options granted during the 1999 fiscal year, including the potential realizable value from the stock options assuming they are exercised at the end of the ten-year option term and assuming 5% and 10% annual rates of stock price appreciation during the option term.

                       OPTION GRANTS IN 1999 FISCAL YEAR

                                                                                      POTENTIAL REALIZABLE
                                            INDIVIDUAL GRANTS(1)                     VALUE AT ASSUMED ANNUAL
                          --------------------------------------------------------    RATES OF STOCK PRICE
                           NUMBER OF       % OF TOTAL       EXERCISE                    APPRECIATION FOR
                          SECURITIES     OPTIONS GRANTED      PRICE                      OPTION TERM(6)
                          UNDERLYING     TO EMPLOYEES IN    PER SHARE   EXPIRATION   -----------------------
          NAME            OPTIONS(#)    1999 FISCAL YEAR     ($/SH)        DATE        5%($)        10%($)
          ----            ----------    ----------------     ------     ----------   ----------   ----------
John P. O'Leary, Jr.        25,000(2)         4.68%          $12.82      10/25/08     $201,915     $509,595
                            25,000(3)         4.68%           12.82      10/25/08      201,915      509,595
                            25,000(4)         4.68%           12.82      10/25/08      201,915      509,595
                            25,000(5)         4.68%           12.82      10/25/08      201,915      509,595
David C. O'Leary            16,250(2)         3.04%           12.82      10/25/08      131,245      331,237
                            16,250(3)         3.04%           12.82      10/25/08      131,245      331,237
                            16,250(4)         3.04%           12.82      10/25/08      131,245      331,237
                            16,250(5)         3.04%           12.82      10/25/08      131,245      331,237
Brian C. Mullins            10,000(2)         1.87%           12.82      10/25/08       80,766      203,838
                            10,000(3)         1.87%           12.82      10/25/08       80,766      203,838
                            10,000(4)         1.87%           12.82      10/25/08       80,766      203,838
                            10,000(5)         1.87%           12.82      10/25/08       80,766      203,838
James H. Brakebill          10,000(2)         1.87%           12.82      10/25/08       80,766      203,838
                            10,000(3)         1.87%           12.82      10/25/08       80,766      203,838
                            10,000(4)         1.87%           12.82      10/25/08       80,766      203,838
                            10,000(5)         1.87%           12.82      10/25/08       80,766      203,838

---------------
(1) The stock options for the number of shares shown were granted on October 26, 1998 under the Company's 1997 Stock Incentive Plan. The exercise price per share is 100% of the fair market value of the Company's Common Stock on the date of grant. Fair market value is the average of the high and low sales prices of the Company's Common Stock on the date of grant on the NASDAQ National Market System as reported in The Wall Street Journal. The exercise price may be paid in cash, in shares of the Common Stock which have been held for at least one year or in any combination of cash and such shares.

(2) These stock options become exercisable on October 26, 2001 subject to acceleration of the exercise date upon the occurrence of a change of control event as described in the Plan.

(3) These stock options become exercisable if the closing stock price of the Common Stock for any 10 trading days in a consecutive 20 trading day period exceeds $19.23, but become exercisable in any event on October 26, 2005 or upon the occurrence of a change of control event as described in the Plan.

(4) These stock options become exercisable if the closing stock price of the Common Stock for any 10 trading days in a consecutive 20 trading day period exceeds $23.72 but become exercisable in any event on October 26, 2005 or upon the occurrence of a change of control event as described in the Plan.

(5) These stock options become exercisable if the closing stock price of the Common Stock for any 10 trading days in a consecutive 20 trading day period exceeds $28.85 but become exercisable in any event on October 26, 2005 or upon the occurrence of a change of control event as described in the Plan.

(6) The 5% and 10% assumed annual rates of stock price appreciation do not reflect actual changes in the fair market value of the Common Stock since the date of grant. The information in the table is provided in accordance with the rules of the SEC regarding the disclosure of compensation of executive officers. The information is not intended to forecast possible future stock price appreciation, if any.

     Option Exercises and Values. The following table sets forth as to the persons named in the Summary Compensation Table information with respect to the number of shares of the Company's Common Stock acquired upon the exercise of stock options during the 1999 fiscal year, the value realized from such exercises, the number of shares covered by unexercised stock options held at August 31, 1999 and the value of such unexercised stock options at August 31, 1999.

              AGGREGATED OPTION EXERCISES IN 1999 FISCAL YEAR AND
                       1999 FISCAL YEAR END OPTION VALUES

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                            OPTIONS AT 1999           IN-THE-MONEY OPTIONS AT
                                            VALUE         FISCAL YEAR END(#)        1999 FISCAL YEAR END($)(2)
                         SHARES ACQUIRED   REALIZED   ---------------------------   ---------------------------
         NAME            ON EXERCISE (#)    ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----            ---------------    ------    -----------   -------------   -----------   -------------
John P. O'Leary, Jr...         None             --      70,500         100,000        $40,762         None
David C. O'Leary......         None             --      35,250          65,000         20,381         None
Brian C. Mullins......        5,160        $30,657      46,650          40,000         77,438         None
James H. Brakebill....        4,200         24,822      46,650          40,000         77,438         None

---------------
(1) The value realized is the difference between the aggregate fair market value of the shares acquired on exercise and the aggregate exercise price.

(2) The value of unexercised in-the-money stock options is the difference between the aggregate fair market value of shares covered by stock options with an exercise price less than fair market value at 1999 fiscal year end and the aggregate exercise price of such stock options. The outstanding stock options granted during the 1996-1999 fiscal years end were not in-the-money at the 1999 fiscal year end.

     Supplemental Retirement Benefits. The Company has a supplemental executive retirement plan under which supplemental retirement benefits may be paid by the Company directly to key executives designated by the Compensation Committee. John P. O'Leary, Jr., Brian C. Mullins and James H. Brakebill have been designated as participants. Under the plan, designated percentages of compensation are credited each fiscal quarter to an unfunded bookkeeping account for each participant. Interest is thereafter credited to the account for each fiscal quarter at the then prime rate as announced by the Company's principal bank. Payments from the account commence after the later of the participant's termination of employment or age 55 and are paid in the form of a single life annuity unless another form of annuitized payment is elected. A participant does not have the option to elect to receive a lump sum payment from the Company. Under an agreement entered into with each participant, the supplemental retirement benefits may be forfeited in the event of certain activity by the participant not in the best interests of the Company during the three-year period following termination of employment. During the 1999 fiscal year, the amounts accrued by the Company under the plan to the bookkeeping accounts for the benefit of John P. O'Leary, Jr., Brian C. Mullins and James H. Brakebill, including accrued interest, amounted to $27,191, $16,280 and $22,521, respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company's principal bank is Mellon Bank, N.A., of which Jeffery L. Leininger, a director of the Company, is a Vice Chairman. At August 31, 1999, the Company was a party to a credit agreement with Mellon Bank, N.A. the (the "Old Credit Agreement") which provided for a $48,000,000 revolving credit facility expiring on August 31, 2001 and a $37,000,000 eight year term note repayable in quarterly installments with final maturity on August 31, 2004. At August 31, 1999, $38,215,000 was borrowed under the revolving credit facility and the term note had a remaining outstanding principal balance of $23,125,000. On September 23, 1999, the Company entered into a credit agreement by and among the Company, Mellon Bank, N.A. and another bank (the "New Credit Agreement") which provides for a $45,000,000 revolving credit facility expiring on September 1, 2004 and $45,000,000 in five year term notes repayable in quarterly installments with final maturity on September 1, 2004. On September 23, 1999, the Company borrowed $19,030,000 under the revolving credit facility, of which $12,686,667 was borrowed from Mellon Bank, N.A. and $45,000,000 under the term notes, of which $30,000,000 was borrowed from Mellon Bank, N.A. From the amounts borrowed under the New Credit Agreement, the Company repaid all of the amounts outstanding under the Old Credit Agreement. Pursuant to the terms of the New Credit Agreement, the Company may choose between various interest rate options for specified interest periods with respect to amounts borrowed under both the revolving credit facility and the term notes. Separately, the Company has entered into interest rate swap, cap and floor agreements with Mellon Bank, N.A. which had a combined notional value of $33,125,000 at August 31, 1999 in order to reduce the impact of increases in interest rates on the Company's variable rate long-term debt.

     For information regarding transactions involving Robert W. Kampmeinert and Harold F. Reed, Jr., directors of the Company, see "Compensation Committee Interlocks and Insider Participation".

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the 1999 fiscal year, the members of the Compensation Committee were Robert W. Kampmeinert (Chairman), Thomas S. Blair, Harold F. Reed, Jr. and Thomas P. Woolaway.

     Robert W. Kampmeinert is the Chairman, President and Chief Executive Officer of Parker/Hunter Incorporated, an investment banking firm which rendered professional services to the Company during the 1999 fiscal year and will render professional services to the Company during the 2000 fiscal year.

     Harold F. Reed, Jr. is a partner in the law firm of Reed, Luce, Tosh, Wolford and Douglass which rendered professional services to the Company during the 1999 fiscal year and will render professional services to the Company during the 2000 fiscal year. Mr. Reed is also Secretary of the Company.

     Thomas P. Woolaway, a co-founder of the Company, was an officer of the Company from its formation until his retirement in 1994. Mr. Woolaway was the Chief Operating Officer of the Company at the time of his retirement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's compensation program for its executive officers is administered by the Compensation Committee of the Board of Directors, all the members of which are non-employee directors. The program is composed primarily of cash compensation, consisting of base salary and a bonus, but also includes non-cash compensation in the form of stock options and accrued supplemental retirement benefits. As of August 31, 1999, the Company had four executive officers, each of whom is named in the Summary Compensation Table included in this Proxy Statement.

     Base Salary and Bonus. The base salary and bonus of each executive officer for each fiscal year is established by the Board of Directors upon the recommendations by the Committee. Base salary for a fiscal year is determined at the end of the preceding fiscal year. Bonuses for a fiscal year are determined after the financial results for the fiscal year become available.

     Base salaries represent the fixed portion of the executive officers' total compensation. The base salary of each executive officer depends primarily on the office and responsibilities of such executive officer. The base salary of David
C. O'Leary was increased more significantly than the base salaries for the other executive officers in fiscal years 1998 and 1999 as a result of his becoming the Company's Chief Operating Officer late in fiscal year 1997. Apart from changes to recognize increases in responsibilities, it is intended that increases in the base salaries of executive officers reflect the rate of inflation, individual performance and the Company's profit performance during the preceding fiscal year. Based on these criteria, the base salaries recommended by the Committee, and approved by the Board, for the other executive officers, including the Chief Executive Officer, for the 1999 fiscal year were the same in dollar amount as the increases in the prior fiscal year. The decision not to increase the amount was also based in part on the establishment of the Annual Incentive Bonus Plan (described below) and the grant of stock options under the 1997 Stock Incentive Plan (also described below).

     As to bonuses, the Committee strongly believes that a meaningful portion of the total compensation of the executive officers should be variable and determined in a manner that is tied to the profitability of the Company. Prior to fiscal year 1999, no plan existed which required that bonuses be paid if certain criteria were met and there was no formula which prescribed the factors to be considered in awarding bonuses. In general, the Committee considered financial results and individual performance for a fiscal year in the context of financial results and individual performance in recent prior fiscal years and recommended the bonuses of the executive officers on this basis.

     Commencing in August 1997, the Committee began considering revision of the bonus system to provide a more incentive based and target oriented bonus computation. Thereafter, in November 1997 the Company retained William M. Mercer, Incorporated, a compensation consultant, to review the Company's compensation arrangements for senior management. The review was undertaken in conjunction with a Company reorganization from centralized management to five divisions determined on a geographical basis, each with a division Vice President responsible for a group of five to nine manufacturing facilities. During the remainder of the 1998 fiscal year, Mercer prepared a competitive pay levels study and recommended an incentive bonus plan which was reviewed in depth by the Committee. In August 1998, the effort culminated in the adoption of the Annual Incentive Bonus Plan (the "Plan") with respect to executive officers, among others. The Plan provides for the establishment of financial targets expressed in terms of sales growth, return on sales and return on assets and the payment of bonuses primarily depending on the extent to which the targets are achieved. The bonuses for the executive officers, including the Chief Executive Officer, for the 1999 fiscal year were determined primarily by the extent to which the financial targets established for the 1999 fiscal year were achieved. While the Committee places significant weight on results calculated under the Plan, its bonus recommendations for the executive officers may take into account other factors, principally individual performance. The ultimate responsibility for determination and approval of bonuses for the executive officers rests with the Board of Directors.

     The Committee does not recommend base salaries or bonuses based on compensation paid to comparable executives by other companies, although from time to time the Committee reviews ranges of compensation for executive officers of manufacturing companies with comparable sales.

     Stock Options. The Committee recommends stock option grants to the Board of Directors. Stock options have been the principal form of long-term compensation received by the Company's executive officers. The Committee has favored stock options as a long-term incentive because they match the interests of the employee-optionholder with those of the shareholders. Any value received by the employee is tied directly to stock price increases. Stock options have generally been granted each October following the release of the Company's financial results for the preceding fiscal year. The number of shares covered by each stock option grant depends on the optionee's responsibilities with the Company, as reflected by the optionee's job classification. John P. O'Leary, Jr., by virtue of his position as Chief Executive Officer, has received stock options for greater numbers of shares than the other executive officers. In each of fiscal years 1997 and 1998, Mr. O'Leary was granted a stock option to purchase 15,000 shares of the Company's Common Stock while the other executive officers were granted stock options for 7,500 shares. The exercise price of these options is 100% of the fair market value of the Company's Common Stock on the date of grant, the options became exercisable after six months and the options have a ten-year term. The grants made in fiscal years 1997 and 1998 were made under the Company's 1989 Stock Incentive Plan (the "1989 Plan"). No further stock options may be granted under the 1989 Plan.



     In October 1997, the Committee recommended that the Board of Directors adopt, and the Board adopted, the Company's 1997 Stock Incentive Plan (the "1997 Plan"), which was then approved by the Company's shareholders in December 1997. Under the 1997 Plan, the Board may grant a total of 750,000 shares of the Company's Common Stock to key employees of the Company and its subsidiaries and to the Company's non-employee directors. The grants made in fiscal year 1999 were made under the 1997 Plan (see "Compensation of Executive Officers--Option Grants" in this Proxy Statement). The philosophy of the 1997 Plan includes promoting the long-term success of the Company by creating a long-term mutuality of interest between the Company's key employees and non-employee directors and the Company's shareholders and providing an additional inducement to these employees to remain with the Company as well as a means through which the Company may attract and retain high-quality employees. The grants to the executive officers were made in October 1998 and were substantially as recommended by William M. Mercer, Incorporated in a report delivered to the Committee in August 1998. The grants were made in four equal tranches one of which becomes exercisable three years after the date of grant solely on the basis of the passage of time. The other three tranches do not vest until seven years after the date of grant but may become exercisable earlier upon the achievement of certain increases in the stock price of the Company's Common Stock (see footnotes 3, 4 and 5 to the table "Option Grants in 1999 Fiscal Year"). As in prior years, the exercise price of the options is 100% of the fair market value of the Company's Common Stock on the date of grant and the options have a ten-year term. Consistent with the intention of the Board and the Committee that a significant portion of an executive officer's total compensation be tied to the long-term financial success of the Company and its shareholders, the grants to the executive officers were significantly larger than the grants made in prior years. The stock options granted to John P. O'Leary, Jr. covered significantly more shares than the grants to the other executive officers. The amounts of options granted combined with the longer vesting periods and stock price targets were designed to provide meaningful but reasonable compensation to the executive officers in relation to the rewards enjoyed by the Company's shareholders. Contemporaneous with the recommendations made by the Committee in fiscal year 1999, the Committee decided that it would not necessarily recommend that options be granted to executive officers each year. The Committee will make a determination each year as to whether or not to recommend to the Board that options be granted to the executive officers and in what amounts.


     Retirement Benefits. The Company's executive officers will receive retirement benefits under the Company's individual account defined contribution pension plan for salaried employees and the Company's Section 401(k) Plan, both of which are qualified plans under the Internal Revenue Code. In addition, benefits payable directly by the Company to the Chief Executive Officer and two of the other executive officers upon retirement are being accrued by the Company for these individuals in unfunded bookkeeping accounts established under the Company's supplemental executive retirement plan.


     Other. The executive officers may also participate in the Company's Common Stock Purchase Plan for Salaried Employees which is administered by the Committee. Certain perquisites and other personal benefits are provided to certain of the Company's employees, including its executive officers, but, in the aggregate, they are not significant.



     The Committee is aware that the deduction for tax purposes for compensation paid to the Chief Executive Officer and the other executive officers is limited to $1 million under Section 162(m) of the Internal Revenue Code and that certain performance based compensation may be excluded from this limitation. The Committee has not recommended that any steps be taken to qualify any compensation for the exclusion because it has not been necessary to do so.



                                          Respectfully submitted,



                                          Robert W. Kampmeinert, Chairman


                                          Thomas S. Blair


                                          Harold F. Reed, Jr.


                                          Thomas P. Woolaway

SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following line graph compares the cumulative total shareholder return on the Company's Common Stock over the 1995-1999 fiscal years with the cumulative total return of the Russell 2000 Index and the Dow Jones Containers and Packaging Industry Group over the same period. The graph assumes a $100 investment on August 31, 1994 in the Company's Common Stock and in each of the indices and assumes the reinvestment of dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                   AMONG THE COMPANY, THE RUSSELL 2000 INDEX
           AND THE DOW JONES CONTAINERS AND PACKAGING INDUSTRY GROUP

                                                                                  RUSSELL 2000                  DOW JONES
                                                        TUSCARORA                 ------------                CONTAINERS &
                                                      INCORPORATED                                              PACKAGING
                                                      ------------                                            ------------
'1994'                                                   100.00                      100.00                      100.00
'1995'                                                   161.00                      121.00                      114.00
'1996'                                                   158.00                      134.00                      112.00
'1997'                                                   189.00                      173.00                      150.00
'1998'                                                   162.00                      142.00                      115.00
'1999'                                                   140.00                      180.00                      126.00

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Ernst & Young LLP as independent public accountants to audit the financial statements of the Company and its subsidiaries for the 2000 fiscal year. Ernst & Young LLP has audited the financial statements of the Company and its subsidiaries for the 1997 through 1999 fiscal years. Although the appointment of independent public accountants is not required to be submitted to a vote of the shareholders, the Board believes that shareholders should participate in the selection of the independent public accountants through the ratification process.

     The Board of Directors recommends a vote for the ratification of the appointment of Ernst & Young LLP and unless otherwise directed therein, the proxies solicited by the Board will be voted "for" the ratification of the appointment of Ernst & Young LLP. In the event the shareholders fail to ratify the appointment, the Board will consider such vote as a direction to appoint other independent public accountants for the 2001 fiscal year.

     The Board of Directors expects that representatives of Ernst & Young LLP will be present at the Annual Meeting. The Board understands that while such representatives do not presently plan to make a statement at the Meeting, they will be available to respond to appropriate questions.

VOTE REQUIRED

     Under Pennsylvania law, the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of the Company's Common Stock voting in person or represented by proxy and entitled to vote, a quorum being present, is necessary for the ratification of the appointment of Ernst & Young LLP. Abstentions from voting by shareholders present in person or represented by proxy and entitled to vote are not votes cast "for" or "against" the ratification of the appointment of Ernst & Young LLP and are therefore not counted in determining whether the required vote has been obtained.

                                 OTHER MATTERS

     No business other than that set forth above is expected to come before the Annual Meeting or any adjournment thereof. Should other business properly come before the Meeting or any adjournment thereof, the proxy holders will vote upon the same in their discretion and best judgment.

                            EXPENSES OF SOLICITATION

     The cost of solicitation of proxies for the Annual Meeting will be paid by the Company. In addition to the solicitation of proxies by mail, the officers and regular employees of the Company may solicit proxies in person or by telephone or telegraph. Brokers, banks and other holders of record, either directly or through an agent, will forward proxy soliciting material and the Company's Annual Report to Shareholders for the fiscal year ended August 31, 1999 to the beneficial owners of the shares of the Company's Common Stock held of record by them, and the Company will reimburse such record holders for their reasonable out-of-pocket expenses incurred in so doing.

                           2000 SHAREHOLDER PROPOSALS

     A proposal submitted by a shareholder for inclusion in the Company's Proxy Statement for the regular annual meeting of shareholders to be held in 2000 must be received by the Secretary, Tuscarora Incorporated, 800 Fifth Avenue, New Brighton, Pennsylvania 15066 on or prior to July 19, 2000. Separately, if the Company does not receive notice of a matter or proposal intended to be raised at such annual meeting on or before October 2, 2000, then the persons appointed by the Board of Directors to act as the proxy holders for such annual meeting will be allowed to use their discretionary voting authority with respect to such matter or proposal at such annual meeting.

     Information with respect to the written notice and information required to be provided by a shareholder of record in order to nominate a candidate for election at an annual meeting of shareholders is contained under the heading "Election of Directors" in this Proxy Statement.

                                           By Order of the Board of Directors,

                                                   Harold F. Reed, Jr.,
                                                        Secretary

                                                                           PROXY



                             TUSCARORA INCORPORATED

                      SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

             PITTSBURGH AIRPORT MARRIOTT, PARKWAY WEST, CORAOPOLIS,
                         ALLEGHENY COUNTY, PENNSYLVANIA
            THURSDAY, DECEMBER 16, 1999, 10:30 A.M., PITTSBURGH TIME


         The undersigned shareholder of Tuscarora Incorporated (the "Company") hereby appoints John P. O'Leary, Jr., Harold F. Reed, Jr. and Brian C. Mullins, and each of them acting individually, as proxies of the undersigned to vote at the Annual Meeting of Shareholders of the Company to be held December 16, 1999, and at all adjournments thereof, all the shares of Common Stock of the Company which the undersigned may be entitled to vote, on the matters set forth on the reverse side of this proxy and, in their discretion, upon any other business which may properly come before the Meeting.

         The undersigned shareholder hereby revokes all previous proxies for the Annual Meeting, acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, both dated November 16, 1999, and of the Annual Report to Shareholders for the 1999 fiscal year, and hereby ratifies all that said proxies may do by virtue hereof.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED "FOR" ITEMS 1 AND 2.

                (Continued, and to be signed, on the other side)



                           o  FOLD AND DETACH HERE o

                                                                                                                          MARK
                                                                                                                     YOUR VOTES AS
                                                                                                                   INDICATED IN    X
                                                                                                                      THIS EXAMPLE

Item 1 -- The election of Directors for a three year term expiring at the annual meeting of shareholders in 2002.

    FOR              WITHHOLD        Nominees: Jeffery L. Leininger, David C. O'Leary and Thomas P. Woolaway. A vote FOR includes
ALL NOMINEES        AUTHORITY        discretionary authority to vote for a substituted nominee if any of the nominees listed becomes
 (EXCEPT AS        TO VOTE FOR       unable to serve or for good cause will not serve. (To withhold authority to vote for any
 INDICATED)        ALL NOMINEES      individual nominee, print that nominee's name on the line below.)

   /  /               /  /           _______________________________________________________________________________________________


Item 2 -- The ratification of the appointment of Ernst & Young LLP as independent public accountants to audit the financial statements of the Company and its subsidiaries for the 2000 fiscal year.

         FOR      AGAINST      ABSTAIN

         /  /      /  /         /  /

                                                              PLEASE DATE AND SIGN BELOW EXACTLY AS YOUR NAME APPEARS ON THIS
                                                              CARD. IF YOU ARE ACTING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, GUARDIAN
                                                              OR TRUSTEE, PLEASE SO INDICATE WITH YOUR FULL TITLE WHEN SIGNING.
                                                              CORPORATE HOLDERS SHOULD SIGN IN FULL CORPORATE NAME BY DULY
                                                              AUTHORIZED OFFICER. IF SHARES ARE HELD JOINTLY, EACH SHAREHOLDER NAMED
                                                              SHOULD SIGN.

                                                              DATED ________________________________________________________, 1999

                                                              ____________________________________________________________________

                                                              ____________________________________________________________________
                                                                               WITH RESPECT TO THE ANNUAL MEETING
                                                                 I/WE WILL ATTEND _____            I/WE WILL NOT ATTEND _____


                                                  o FOLD AND DETACH HERE o



                  PLEASE INDICATE IN THE SPACE PROVIDED ABOVE
             WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.


YOU ARE URGED TO PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE MEETING.

                                                               November 16, 1999


TO: Participants in the Tuscarora Incorporated
    Common Stock Purchase Plan for Salaried Employees


Dear Participant:

In accordance with Section 12 of the Tuscarora Incorporated Common Stock Purchase Plan for Salaried Employees (the "Plan"), Mellon Bank, N.A., as record holder of the shares of Common Stock of Tuscarora Incorporated ("Tuscarora") in which you have a beneficial interest under the Plan, will vote your shares at the Annual Meeting of Shareholders of Tuscarora to be held on December 16, 1999, and at any adjournment thereof, in accordance with your written direction. Enclosed are the Notice of Annual Meeting and Proxy Statement, both dated November 16, 1999, and the Annual Report to Shareholders for the 1999 fiscal year.

If you wish to instruct us in the voting of your shares, you may sign on the reverse side exactly as your name appears thereon and date and return this card in the enclosed envelope. By doing so, you are directing us to execute and file a proxy IN THE FORM SOLICITED BY THE BOARD OF DIRECTORS OF TUSCARORA, authorizing the proxies therein appointed to vote your shares at the Annual Meeting on the matters set forth on the reverse side and, in their discretion, upon any other business which may properly come before the Annual Meeting. The Board of Directors of Tuscarora recommends a vote FOR Items 1 and 2 and your shares will be so voted unless you otherwise indicate.

                                                              MELLON BANK, N.A.

                (Continued, and to be signed, on the other side)



                            o FOLD AND DETACH HERE o

                                                                                                                          MARK
                                                                                                                     YOUR VOTES AS
                                                                                                                   INDICATED IN    X
                                                                                                                      THIS EXAMPLE

Item 1 -- The election of Directors for a three year term expiring at the annual meeting of shareholders in 2002.

    FOR              WITHHOLD        Nominees: Jeffery L. Leininger, David C. O'Leary and Thomas P. Woolaway. A vote FOR includes
ALL NOMINEES        AUTHORITY        discretionary authority to vote for a substituted nominee if any of the nominees listed becomes
 (EXCEPT AS        TO VOTE FOR       unable to serve or for good cause will not serve. (To withhold authority to vote for any
 INDICATED)        ALL NOMINEES      individual nominee, print that nominee's name on the line below.)

   /  /               /  /           _______________________________________________________________________________________________


Item 2 -- The ratification of the appointment of Ernst & Young LLP as independent public accountants to audit the financial statements of the Company and its subsidiaries for the 2000 fiscal year.

         FOR      AGAINST      ABSTAIN

         /  /      /  /         /  /

                                                              PLEASE DATE AND SIGN BELOW EXACTLY AS YOUR NAME APPEARS ON THIS
                                                              CARD. IF SHARES ARE HELD JOINTLY, EACH SHAREHOLDER NAMED
                                                              SHOULD SIGN.

                                                              DATED ________________________________________________________, 1999

                                                              ____________________________________________________________________

                                                              ____________________________________________________________________


                                                  o FOLD AND DETACH HERE o







YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE AND SIGN THE ABOVE PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.